EXHIBIT 10.5.3

THIRD AMENDMENT

TO

THE JULY 5, 2005 SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

DCP MIDSTREAM, LLC

This Third Amendment to the July 5, 2005 Second Amended and Restated Limited Liability Company Agreement of DCP Midstream, LLC (formerly known as Duke Energy Field Services, LLC) (this “Amendment”), is dated as of April 30, 2009 and by and between ConocoPhillips Gas Company, a Delaware corporation (“CPGC”) and Spectra Energy DEFS Holding, LLC, a Delaware limited liability company (“Spectra LLC”) and Spectra Energy DEFS Holding Corp, a Delaware corporation (“Spectra Corp”). Spectra LLC and Spectra Corp are referred to herein collectively as “Spectra.”

RECITALS

A. Reference is made to that certain Second Amended and Restated Limited Liability Company Agreement of Duke Energy Field Services, LLC dated as of July 5, 2005 by and between CPGC and Duke Energy Enterprises Corporation (formerly Duke Energy Field Services Corporation), a Delaware corporation, as amended by First Amendment dated August 11, 2006 and Second Amendment dated as of February 1, 2007 (the “Agreement”) (capitalized terms used but not defined herein shall have the meaning given thereto in the Agreement).

B. CPGC and Spectra desire to amend the Agreement to provide for certain matters relating to the insurance arrangements for the Company.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. The Agreement is hereby amended by inserting the following new defined terms in Section 1.1 thereof:

“Qualified Adjuster” shall mean an independent insurance adjuster selected from time to time by the Company with the consent of the Members, such consent not to be unreasonably withheld.

“Insurance Payment Amount” shall mean the aggregate insurable loss as determined by the Qualified Adjuster and the Members to be payable under the Insurance Program as a result of an Insurance Payment Event (taking into account any deductible or self-retention amount and coverage limits of the Company included within the Insurance Program and applicable to such Insurance Payment Event).

“Insurance Payment Event” shall mean the occurrence of an insurable loss by the Company under the terms of any form of liability or property casualty insurance policy included as part of the Insurance Program pursuant to Section 3.14.

“Insurance Program” shall have the meaning set forth in Section 3.14.

“Premium Amount” shall have the meaning set forth in Section 3.14.

2. The Agreement is hereby amended by inserting the following new Section 3.14:

Section 3.14 Liability and Property Insurance.

The Finance and Audit Committee of the Company Board shall determine on an annual basis or more often, as necessary (a) coverage limits, deductibles and policy forms for the Company’s liability and property casualty insurance coverage (collectively, the “Insurance Program”) and (b) a market-based premium for any insurance coverage that is part of the Insurance Program and that the Members obtain on behalf of the Company pursuant to this Section 3.14 (the “Premium Amount”). To the extent that the Company Board elects not to have the Company procure directly any portion of the insurance coverage contemplated by the Insurance Program, each Member shall be responsible under Section 6.2(a) for its Percentage Interest of each Insurance Payment Amount associated with an Insurance Payment Event that occurs under such Insurance Program, regardless of a Member’s ability to recover any such Insurance Payment Amounts from any third party. Each Member’s obligation under Section 6.2 shall be the Member’s Percentage Interest of such Insurance Payment Amount less the proceeds received by the Company under insurance coverage obtained by such Member on behalf of the Company associated with such Insurance Payment Event. Without limiting any Member’s obligations under Section 6.2(a), each Member shall obtain on behalf of the Company insurance policies (on terms acceptable to such Member in its sole discretion) covering its Percentage Interest of any risks associated with the Insurance Program that the Board has elected not to have the Company procure directly, and each such policy that a Member obtains shall name the Company as an additional insured, or if a Member elects to insure the Company with the Member’s captive insurance company, a separate policy in the Company’s name will be issued. If a loss shall occur that the Company believes constitutes an Insurance Payment Event, the Company shall notify the Members of such occurrence as soon as reasonably practicable and shall cause a Qualified Adjuster to determine whether such loss constitutes an Insurance Payment Event and the Qualified Adjuster and the Members shall determine the Insurance Payment Amount applicable thereto.

3. The Agreement is hereby amended by deleting Section 6.2 thereto and inserting the following Section 6.2 in lieu thereof:

Section 6.2 Additional Capital Contributions.

(a) Within thirty (30) days after notice from the Company specifying the Insurance Payment Amount that has been determined by a Qualified Adjuster and the Members insurers to be applicable to any Insurance Payment Event that has occurred, and the Company has supplied a satisfactory proof of loss, each Member shall make a Capital Contribution in an amount equal to the excess of (i) its Percentage Interest of the Insurance Payment Amount specified in such notice over (ii) the proceeds received by the Company under insurance coverage obtained by such Member on behalf of the Company pursuant to Section 3.14 associated with such Insurance Payment Event.

(b) The Members may make additional Capital Contributions or loans to the Company as requested by the Company Board. Except for the Capital Contributions required of the Members pursuant to Section 6.1 and 6.2(a), no Member shall be required to make any Capital Contributions to the Company.

4. The Agreement is hereby amended by inserting the following new Section 7.1(c):

(c) In the event that a Member obtains insurance pursuant to Section 3.14, items of income, gain, loss or deduction shall be specially allocated to the Members to the extent necessary to cause the Capital Account of each Member to equal, as quickly as possible, what the Capital Account of such Member would have been if (i) the insurance obtained by each Member instead had been obtained by the Company for the Premium Amount, (ii) no Capital Contribution were made under Section 6.2(a), and (iii) no distribution were made under Section 7.6(a)(ii).

5. The Agreement is hereby amended by deleting Section 7.6(a)(ii) thereto and inserting the following Section 7.6(a)(ii), (iii) and (iv) in lieu thereof:

(ii)	the Premium Amount for all insurance coverage provided by the Members under Section 3.14, of which an amount equal to the premiums actually paid by a Member to obtain on behalf of the Company insurance policies covering risks associated with the Insurance Program shall be treated as a reimbursement by the Company of a Company expense borne by such Member;

(iii)	if the Company receives any insurance proceeds in respect of a particular Insurance Payment Event under any insurance policies obtained by a Member under Section 3.14, then the excess (if any) from time to time of (A) the sum of (1) such insurance proceeds and (2) any Capital Contributions made by such Member under Section 6.2(a) in respect of such Insurance Payment Event over (B) such Member’s Percentage Interest of the Insurance Payment Amount associated with such Insurance Payment Event shall be distributed to such Member; and

(iv)	such Distributions as the Company Board may determine in its discretion pursuant to Section 3.7.

6. The Agreement is hereby amended by restating paragraph (g) of the definition of “Profits” and “Losses” to read as follows:

(g) notwithstanding any other provision of this definition, such taxable income or loss shall be deemed not to include any income, gain, loss, deduction or other item thereof specially allocated pursuant to Section 7.2(b), (c), (d), (e), (f) or (h), the proviso in Section 7.1(b), or Section 7.1(c).

ON THE DATE FIRST SET FORTH ABOVE, each of the undersigned has caused this Amendment to be duly executed and delivered.

SPECTRA ENERGY DEFS HOLDING, LLC

By:	/s/ J. Patrick Reddy
Name:	J. Patrick Reddy
Title:	CFO

SPECTRA ENERGY DEFS HOLDING CORP

By:	/s/ J. Patrick Reddy
Name:	J. Patrick Reddy
Title:	CFO

CONOCOPHILLIPS GAS COMPANY

By:	/s/ John E. Lowe
Name:	John E. Lowe
Title:	Assistant to the CEO

4